EXHIBIT 99.1

FOR IMMEDIATE RELEASE HEALTHTRONICS ANNOUNCES RADIATION THERAPY ACQUISITION, UPDATED 2008 GUIDANCE, AND STOCK REPURCHASE PROGRAM

AUSTIN, Texas, October 15, 2008 - HealthTronics, Inc. (NASDAQ: HTRN), a leading provider of urology services and products, today announced that it has acquired Ocean Radiation Therapy, Inc. (“Ocean”), an entity that provides services to Atlantic Urological Associates’ IGRT cancer treatment center, that it has issued updated 2008 guidance, and that its Board of Directors approved up to $10 million of repurchases of HealthTronics common stock.

Radiation Therapy Acquisition and Other Strategic Acquisition Opportunities

HealthTronics acquired all of the outstanding capital stock of Ocean from Atlantic Urological Associates, P.A. (“AUA”). Ocean provides IGRT technical services to AUA’s IGRT cancer treatment center.

Located in Daytona Beach, Florida, AUA is a nationally recognized urology practice comprised of 13 physicians. The practice’s IGRT center began operations in 2006 and combines leading edge radiation oncology with patient centered care. More than 250 prostate cancer patients are treated at the center annually.

James Whittenburg, President and CEO of HealthTronics, commented, “This transaction strengthens our position in the IGRT space by aligning HealthTronics with a prominent group of urologists and a cancer treatment center with strong historical profits. In addition to being accretive from day one, we expect to be able to leverage this acquisition to further fuel the momentum in our de novo IGRT development efforts.”

Dr. Jeffrey Dann, a key AUA physician added, “We are thrilled to have HealthTronics as a partner in the operation of our cancer center. As an established ally of the urologist, HealthTronics provides stability in a complex regulatory and financial environment.”

HealthTronics continues to look at other strategic acquisition opportunities and believes conditions in the market favor HealthTronics’ strong financial position, national platform of urologist relationships, and diversification within the urology services space.

Updated 2008 Guidance

The continued strength of HealthTronics’ core business and the closing of recent acquisitions lead to the following guidance for third quarter 2008: earnings per share for the three months ended September 30, 2008 is expected to be $.03 per share. HealthTronics reaffirms its previously-announced guidance for 2008 revenues and adjusted EBITDA.

Stock Repurchase Program

HealthTronics’ Board of Directors approved a plan to repurchase up to $10 million of HealthTronics common stock. Under the repurchase program, HealthTronics anticipates that the stock will be repurchased through privately negotiated transactions or on the open market. HealthTronics intends to comply with the SEC’s Rule 10b-18, and the repurchases will be subject to market conditions, applicable legal requirements, and other factors.

“HealthTronics’ Board of Directors believes that HealthTronics’ stock is a good long-term investment,” said Mr. Whittenburg. “We believe this repurchase program adds significant flexibility as management considers potential uses of capital. While our primary objective continues to center on de novo development and strategic acquisitions, we believe instability in the equity markets may create opportunities to enhance value creation for our shareholders through disciplined repurchases that will produce long-term benefits for HealthTronics and its shareholders.”

On October 8, 2008, pursuant to the stock repurchase program, in a private transaction, HealthTronics repurchased 1.7 million shares of HealthTronics common stock from Prides Capital Partners, L.L.C. for an aggregate purchase price of $3,740,000.

About HealthTronics, Inc.

HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology including urologist partnership opportunities, surgical and capital equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com.

Forward Looking Statements

Statements by the Company's management in this press release that are not strictly historical, including statements regarding plans, objectives and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements in this press release regarding future outlook or future revenue growth are forward-looking statements. Although HealthTronics believes that the expectations reflected in the forward-looking statements in this press release are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics' expectations include, among other things, the existence of demand for and acceptance of HealthTronics' products and services, maintaining relationships with physicians and hospitals, governmental regulations and changes thereto, regulatory approvals, economic conditions, the impact of competition and pricing, successful integration of acquired businesses, financing efforts and other factors described from time to time in HealthTronics' periodic filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if the press release is subsequently made available by the Company on its web site or otherwise. The Company does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date hereof.

Contact:
HealthTronics, Inc.
Richard A. Rusk
Interim Chief Financial Officer
512-314-4508
www.healthtronics.com